   As filed with the Securities and Exchange Commission on December 21, 2001

                                                      Registration No. 333-73196

================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM S-3/A
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                ELCOR CORPORATION
             (Exact name of registrant as specified in its charter)


              DELAWARE                                75-1217920
   (State or other jurisdiction of      (I.R.S. employer identification number)
   incorporation or organization)


                              14643 DALLAS PARKWAY
                          WELLINGTON CENTRE, SUITE 1000
                            DALLAS, TEXAS 75254-8890
                                 (972) 851-0500
                   (Address, including zip code, and telephone
             number, including area code, of registrant's principal
                               executive offices)

                             HAROLD R. BEATTIE, JR.
                                 DAVID G. SISLER
                                ELCOR CORPORATION
                              14643 DALLAS PARKWAY
                          WELLINGTON CENTRE, SUITE 1000
                            DALLAS, TEXAS 75254-8890
                                 (972) 851-0500
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                    COPY TO:
                                 ALAN G. HARVEY
                             ALBERT G. MCGRATH, JR.
                                BAKER & MCKENZIE
                            2300 TRAMMELL CROW CENTER
                                2001 ROSS AVENUE
                               DALLAS, TEXAS 75201
                                 (214) 978-3000

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.

      If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ] ___________________

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ] _________________________

      If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]

                         CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------------------
                                                 AMOUNT          PROPOSED MAXIMUM        PROPOSED MAXIMUM           AMOUNT OF
              TITLE OF SHARES                     TO BE              OFFERING           AGGREGATE OFFERING        REGISTRATION
             TO BE REGISTERED                  REGISTERED        PRICE PER SHARE               PRICE                   FEE
------------------------------------------------------------------------------------------------------------------------------

Common Stock, par value $1.00 per share(1)        50,000            $22.62(2)             $1,131,000(2)               $287(3)
------------------------------------------------------------------------------------------------------------------------------

(1)   Includes associated preferred share purchase rights.

(2) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(c). The shares are issuable under Elk Peak Performance Contractor Program(TM). Pursuant to Rule 457(c), the proposed maximum offering price per share is based upon the average of the high and low sale prices of the common stock on the New York Stock Exchange on November 6, 2001.

(3)   Fee paid November 11, 2001

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

================================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

                  SEC Registration Fee                                         $   287
                  Printing Expenses*                                             1,300
                  Accounting Fees and Expenses*                                  6,100
                  Legal Fees and Expenses*                                      25,000
                  Registrar and Transfer Agent Fee*                                  0
                  Miscellaneous*                                                     0
                                                                               -------
                  Total*                                                       $32,687

----------

*    Estimated.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Elcor Corporation has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the 21st of December, 2001.

                                        ELCOR CORPORATION


                                        By: /s/  Harold R. Beattie, Jr.
                                            ------------------------------------
                                            Harold R. Beattie, Jr.
                                            Vice President, Chief Financial
                                            Officer & Treasurer


         Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


                         *                           Chairman of the Board & Director              December 21, 2001
--------------------------------------------
Harold K. Work


                         *                         President, Chief Executive Officer &            December 21, 2001
--------------------------------------------                     Director
Thomas D. Karol                                       (Principal Executive Officer)



/s/ Harold R. Beattie, Jr.                       Vice President, Chief Financial Officer           December 21, 2001
--------------------------------------------                   & Treasurer
Harold R. Beattie, Jr.                                (Principal Financial Officer)



                         *                                   Vice President &                      December 21, 2001
--------------------------------------------             Chief Accounting Officer
Leonard R. Harral                                     (Principal Accounting Officer)



                         *                                       Director                          December 21, 2001
--------------------------------------------
James E. Hall



                         *                                       Director                          December 21, 2001
--------------------------------------------
Dale V. Kesler



                         *                                       Director                          December 21, 2001
--------------------------------------------
Michael L. McMahan



                         *                                       Director                          December 21, 2001
--------------------------------------------
David W. Quinn

*By:   /s/ Harold R. Beattie, Jr.
       -------------------------------------
            ATTORNEY-IN-FACT